UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2025
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SYNAPTICS INCORPORATED
(Exact name of Registrant as Specified in Its Charter)
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Delaware	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1109 McKay Drive
San Jose, California		95131
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 408 904-1100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SYNA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously disclosed on the Current Report on Form 8-K filed by Synaptics Incorporated (the "Company”) with the Securities and Exchange Commission on February 3, 2025 (the "Original 8-K”), Michael Hurlston resigned from his position as President and Chief Executive Officer and as a member of the board of directors (the "Board") of the Company, effective as of February 3, 2025 (the "Effective Date"), and the Board appointed Ken Rizvi, the Company’s Chief Financial Officer, as the interim Chief Executive Officer and principal executive officer, and Nelson Chan, the Chairman of the Board, as the interim Executive Chairman, each effective as of such Effective Date. The Original 8-K disclosed that there were no new compensation arrangements in place in connection at the time of Messrs. Rizvi’s and Chan's respective appointments. This Current Report on Form 8-K/A is being filed to provide compensation information to supplement the disclosure contained in Item 5.02 of the Original 8-K and to file the exhibits included as Exhibits 10.1 and 10.2 hereto. Except as disclosed below, the disclosures in the Original 8-K remain unchanged.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2025, upon the recommendation of the Board's Compensation Committee (the "Committee) and approval by the Board, and based on market benchmark data and analyses from the Committee's independent compensation consultant, the Company and Messrs. Rizvi and Chan each entered into a letter agreement (each, a "Letter Agreement") providing for incremental cash compensation related to their respective interim roles (each, a "Interim Cash Compensation Adjustment"). Mr. Rizvi's Letter Agreement provides that he is to serve as the Interim CEO from the Effective Date through the date on which a new chief executive officer (the "New CEO") is appointed by the Board (the "Interim Period"), and that in consideration of such service, he will receive an increase in base salary of $240,000 per annum (or $20,000 per month) and an increase of 55% over his current target bonus,1 (each pro-rated for partial year/month), subject to withholding as required by applicable law. Mr. Rizvi's base salary and target bonus prior to the Interim Cash Compensation Adjustment as reflected in his Offer Letter, filed as Exhibit 10.10 to the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 2024. Pursuant to his Letter Agreement, Mr. Chan will receive for his service an Interim Cash Compensation Adjustment equal to $40,000 per month (pro-rated for any partial month), subject to any required withholding.

Mr. Rizvi will receive his Interim Cash Compensation Adjustment for the period of time which is the greater of six (6) months from the Effective Date or the expiration of the Interim Period, and Mr. Chan will receive his Interim Cash Compensation Adjustment from the Effective Date through the expiration of the Interim Period, to assist with an orderly transition of their respective roles and responsibilities to the New CEO. Mr. Chan will not serve on any committees of the Board nor receive any associated committee fees while serving as Interim Chair, but will remain as Board Chair and receive his normal fees in connection with his Chair role as well as his service as a director.

The preceding description of each Letter Agreement is a summary of the material terms, does not purport to be complete, and is qualified in its entirety by the full text of each Letter Agreement, copies of which are filed as Exhibits 10.1 and 10.2 with this Current Report on Form 8-K/A and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
10.1	Letter Agreement between Synaptics Incorporated and Ken Rizvi, dated March 10, 2025
10.2	Letter Agreement between Synaptics Incorporated and Nelson Chan, dated March 10, 2025
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNAPTICS INCORPORATED

Date:	March 14, 2025	By:	/s/ Lisa Bodensteiner
Lisa Bodensteiner Senior Vice President, Chief Legal Officer and Secretary